EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For Additional Information, Contact at (214) 981-5000:
Laurence E. Hirsch, Chairman and Chief Executive Officer
Leldon E. Echols, Executive Vice President and Chief Financial Officer
Matthew G. Moyer, Vice President-Investor Relations
http://www.centex.com

CENTEX REPORTS RECORD FIRST QUARTER RESULTS
Revenues Rise 28%, Net Earnings Grow 63%, Home Sales Up 24%

COMPANY ANNOUNCES IT WILL SPIN-OFF
CENTEX CONSTRUCTION PRODUCTS, INC. (NYSE:CXP)
TO CENTEX SHAREHOLDERS

DALLAS (July 21, 2003): Centex Corporation (NYSE: CTX) today reported record net earnings and homes sales for any first quarter in company history.

Highlights of the quarter ended June 30, 2003 included:

•	Net earnings of $2.23 per diluted share, up 62% vs. same quarter last year

•	Home closings up 27% and home sales up 24% vs. same quarter last year

•	Home Building operating margin improvement of 130 basis points vs. same quarter last year

•	Dollar value of home building backlog up 41% to $3.5 billion vs. same quarter last year

•	CTX Mortgage operating earnings of $48 million, up 223% vs. same quarter last year

•	EPS guidance for FY 2004 increasing to a range of $10.25 to $10.75 per diluted share

     Net earnings for the quarter ended June 30, 2003, the first quarter of fiscal 2004, were $142,790,000, a 63% gain over last year’s quarterly net earnings of $87,755,000. Diluted earnings per share of $2.23 for the quarter this year were 62% higher than diluted earnings per share of $1.38 for the same quarter in fiscal 2003. The earnings for the quarter reflect a $0.03 per share impact of Centex’s previously announced, industry-leading decision to expense stock options beginning this fiscal year. Consolidated revenues for the quarter this year were $2,316,718,000, a 28% gain over $1,811,413,000 for the same quarter a year ago.

     Through its subsidiaries, Dallas-based Centex ranks as one of America’s premier companies in the Home Building, Financial Services, Home Services and Construction Services industries. Centex also has an Investment Real Estate operation and is the majority owner of a publicly held Construction Products company.

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CENTEX REPORTS RECORD FIRST QUARTER RESULTS, Page 2 of 5

     “We could not be more pleased with the outstanding results posted in the quarter,” said Larry Hirsch, Centex Corporation Chairman and CEO. “The current interest rate environment appears to indicate the economy is getting stronger, which will be good news for our business. Additionally, as fully described in our separate press release, we have announced we will spin off our interest in Centex Construction Products to our shareholders. The value of the CXP dividend, combined with the value of the Cavco spin-off and our normal cash dividend, will result in a total payout of over $8 per share to our shareholders in fiscal 2004.”

     “Based on the continued strength of our home building operations and the resiliency of the retail mortgage origination market, Centex has posted yet another record quarter,” said Tim Eller, President and COO of Centex Corporation. “Demand in the housing and related financial services sectors should remain solid for the foreseeable future. We’ll continue to increase our share of those markets through internal growth. Our organic growth strategy produces predictable, sustainable growth rates. Building our businesses with our own people, in our own way and supplementing that growth with targeted acquisitions has been a long-time Centex strategy.”

     “We have achieved tremendous operating results for this fiscal year’s first quarter while strengthening our balance sheet,” said Lel Echols, Executive Vice President and CFO of Centex Corporation. “Based on the strength of the first quarter and the outlook for the remainder of the fiscal year, we are raising our earnings guidance for fiscal 2004 to a range of $10.25 to $10.75 per diluted share from $9.50 to $10.50. The fundamentals and prospects for the future performance of Centex have never been stronger.”

HOME BUILDING

     Operating earnings from Centex Homes were $156.6 million for the quarter this year, 56% higher than $100.3 million for the same quarter a year ago. Centex Homes’ operating margin of 10.4% for this year’s quarter rose primarily due to continued cost reductions, process improvements and overhead leverage. Revenues from Centex Homes were $1.50 billion for the quarter this year, a 36% gain over revenues of $1.11 billion for the same quarter a year ago.

     “Our strong 24% growth in new orders in the first quarter reflected strength in the first-time homebuyer segment of our business. Additionally, growth rates so far in the second quarter have been consistent with this trend,” said Andy Hannigan, Chairman and CEO of Centex Homes. “Our organic growth model continues to produce impressive market share gains complemented by our strategic geographical acquisitions.”

FINANCIAL SERVICES

     Operating earnings from Financial Services were $65.6 million for this year’s first quarter, up 170% for the same quarter last year. Revenues from this segment were $267 million for the quarter this year, 48% higher than $181 million for the same quarter last year.

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CENTEX REPORTS RECORD FIRST QUARTER RESULTS, Page 3 of 5

CTX Mortgage Company

     Operating earnings from CTX Mortgage Company and related entities totaled $48.1 million for this year’s first quarter versus $14.9 million for the same quarter a year ago. Loan originations grew 72%, primarily due to a substantial increase in refinancing activity for the quarter this year versus a year ago. Refinanced mortgages accounted for 51% of originations for the quarter this year compared to 21% for the same quarter last year. CTX Mortgage’s “capture” rate of Centex Homes’ buyers was 74% for the quarter this year versus 72% for the same quarter in fiscal 2003.

     “We have managed the continued strength in the refinance market without material additions to our overhead structure,” said John Matthews, Chairman and CEO of CTX Mortgage. “We remain poised to react quickly as mortgage rates begin to move upward. In addition, our 20% increase in loan officers during the last two years should generate significant volumes for us in the future. I am proud of our employees who have gone the extra mile during this record-setting period.”

Centex Home Equity Company

     Centex Home Equity Company (CHEC) reported operating earnings of $14.2 million for the quarter this year compared to operating earnings of $10.7 million for the same quarter in fiscal 2003. The portion of CHEC’s loan servicing portfolio on which it earns an interest margin under the “Portfolio Accounting Method” has reached $5.1 billion and continues to grow.

     “The performance of our portfolio has continued to be outstanding, with 90+ day delinquencies declining to 3.1% from 3.2% last quarter,” said Tony Barone, President and CEO of Centex Home Equity Company. “The industry, however, has experienced rising 90+ day delinquencies in their servicing portfolios this year. We feel CHEC was better prepared to handle the growth in servicing and to deal with a more financially challenged consumer. This was reaffirmed by a recent servicing upgrade from RPS2 to RPS2+ at Fitch. This rating places CHEC among the best servicers in the sub-prime industry.”

CONSTRUCTION PRODUCTS

     Operating earnings for Centex Construction Products, Inc. (CXP) were $22.9 million for the quarter this year, a decline of 17% compared to $27.7 million for the same quarter last year. The decline resulted from lower cement and gypsum wallboard prices, partially offset by higher paperboard prices and lower interest expense. Revenues from CXP were $144.1 million for the quarter this year, 12% higher than $128.8 million last year.

     As detailed in a separate press release issued today, Centex Corporation is announcing its intention to spin off Centex Construction Products, Inc. (NYSE: CXP) to its shareholders. It is anticipated that the tax-free spin-off will be completed on or about December 31, 2003. Centex believes that the spin-off of CXP will benefit both companies because, among other considerations, it will eliminate competition for capital between CXP and the other businesses of Centex, and will allow management of each company to focus on the opportunities and challenges specific to its respective business. Based on CXP’s closing price of $38.27 today, the CXP shares to be distributed have a value of approximately $458 million, or $7.40 per share of Centex common stock. The impact of the spin-off on Centex earnings is estimated at approximately $0.15 per share for the quarter beginning January 1, 2004. Centex believes that the spin-off will not affect its credit ratings.

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CENTEX REPORTS RECORD FIRST QUARTER RESULTS, Page 4 of 5

CONSTRUCTION SERVICES

     Operating earnings from Construction Services were $4.6 million for the quarter this year, versus $8.1 million for the same quarter in fiscal 2003. The operating margin was 1.2% this year versus 2.2% for last year’s first quarter. Revenues from this segment were $375.8 million for the quarter this year, 4% more than $360.7 million for the same quarter last year. Construction Services received $261 million of new contracts for the quarter this year, 4% less than $272 million of new contracts received in the year-ago quarter. The backlog of uncompleted construction contracts at June 30, 2003 was $1.4 billion, a 33% decrease compared to the contract backlog reported at June 30, 2002. The commercial construction environment remains challenged but should rebound as the economy strengthens.

     “While commercial construction activity has slowed nationwide, Centex Construction Group remains well positioned, taking advantage of both its presence in diverse geographic markets and its strength in vertical markets, specifically: education, corrections, aviation, and healthcare,” said Robert C. Van Cleave, Chairman, President, and CEO of Centex Construction Group. “As we continue to grow in our focused markets, Centex Construction Group will remain a leader within the commercial construction industry in performance, backlog, and profitability.”

INVESTMENT REAL ESTATE

     For the quarter ended June 30, 2003, Centex’s Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $4.7 million, 38% more than the $3.4 million reported for the same quarter last year. The results from Investment Real Estate were affected by fewer transactions during the quarter this year, more than offset by increased earnings from Fairclough Homes.

     London, England-based Fairclough Homes, which is owned by Centex Development Company, L. P., closed 313 homes during the first quarter of fiscal 2004 versus 269 units for the same quarter last year. Fairclough reported operating earnings of $4.8 million this quarter versus an operating loss of $370,000 for the first quarter a year ago, achieving improved cost leverage with the increase in units.

OTHER

     Home Services reported an operating loss of $1.3 million for the quarter this year versus an operating loss of $1.6 million for the same quarter in fiscal 2003, as it continues to focus on its strategy of growing the pest defense business. Revenues for this segment were $22.8 million for this year’s quarter versus $29.2 million for the same quarter last year due to the reduction in revenues from the chemical lawn care business, which Centex sold in August 2002. The number of pest defense customers rose by 7% in the quarter to 237,000 making HomeTeam the fifth largest pest control company in the United States.

     Centex’s manufactured homes unit, Cavco, was successfully spun out to shareholders on June 30 of this year. Results from Cavco and the other manufactured housing related businesses are presented in Centex’s statement of earnings as discontinued operations.

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CENTEX REPORTS RECORD FIRST QUARTER RESULTS, Page 5 of 5

     Home Building results for the quarter reflect reclassifications that have been made to the statement of earnings related to interest expense, financing incentives and earnings from joint ventures. Prior year balances have been reclassified to be consistent with the June 30, 2003 presentation (see Attachment 9). These reclassifications have no impact on reported net earnings and are being made as a part of Centex’s ongoing efforts to improve the transparency of financial reporting and disclosure.

OUTLOOK

     Based on the strength of the homebuilding operations and its record backlog, as well as the execution of the organic growth strategy at the other business units, Centex is increasing its earnings per diluted share guidance to a range of $10.25 to $10.75 for fiscal 2004. This revised earnings guidance takes into consideration the impact of the proposed spin-off of CXP in the fourth quarter, as well as the completed spin-off of Cavco. Achievement of this level of earnings will result in an eighth consecutive record year for Centex.

     Centex’s senior management will conduct a conference call to discuss the first quarter financial results, as well as its outlook for the remainder of fiscal 2004, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, July 22. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the webcast, as well as the presentation, will be archived on that site for one year.

# # #

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance and results of operations include the following: general economic conditions and interest rates; the cyclical and seasonal nature of the Company’s businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business (Quarter)
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Home Building Data
(5) Housing Activity by Geographic Area
(6) Housing Activity Dollar Values by Geographic Area
(7) Supplemental Financial Services Data
(8) Supplemental Construction Products Data
      Supplemental Construction Services Data
(9) Reclassifications Support

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Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(dollars in thousands, except per share data)

		Quarter Ended
		June 30,
		(unaudited)
	2003	2002(B)	Change

Revenues
Home Building	$1,504,493	$1,105,515	36%
Financial Services	266,860	180,540	48%
Construction Products	144,089	128,775	12%
Construction Services	375,755	360,721	4%
Investment Real Estate	2,745	6,643	(59%)
Other	22,776	29,219	(22%)

Total	$2,316,718	$1,811,413	28%

Operating Earnings
Home Building	$156,609	$100,266	56%
Financial Services	65,599	24,306	170%
Construction Products	22,879	27,732	(17%)
Construction Services	4,559	8,080	(44%)
Investment Real Estate	4,678	3,397	38%
Other	(1,573)	(2,205)	29%

Total Operating Earnings	252,751	161,576	56%
Corporate General Expenses	(19,232)	(12,634)
Interest Expense	(16,964)	(15,334)
Minority Interest in Construction Products	(7,485)	(8,882)

Earnings from Continuing Operations Before Income Taxes	209,070	124,726	68%
Income Taxes	(66,736)	(37,456)

Net Earnings from Continuing Operations	142,334	87,270
Net Earnings from Discontinued Operations (A)	456	485

Net Earnings	$142,790	$87,755	63%

Earnings Per Share — Basic
Earnings per Share — Continuing Operations	$2.32	$1.42	63%
Earnings per Share — Discontinued Operations	0.01	0.01

Earnings Per Share — Basic	$2.33	$1.43	63%

Earnings Per Share — Diluted
Earnings per Share — Continuing Operations	$2.22	$1.37	62%
Earnings per Share — Discontinued Operations	0.01	0.01

Earnings Per Share — Diluted	$2.23	$1.38	62%

Average Shares Outstanding:
Basic	61,245,265	61,168,777	—%
Diluted	63,932,846	63,597,116	1%

(A)	Includes the operations spun-off in the Cavco transaction and other discontinued manufactured housing operations.

(B)	Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)

	Centex Corporation and Subsidiaries		Centex Corporation**		Financial Services

	June 30	March 31,	June 30	March 31,	June 30	March 31,
	2003*	2003	2003 *	2003	2003*	2003

Assets
Cash -
Unrestricted	$111	$470	$100	$455	$11	$15
Restricted	214	172	36	8	178	164
Receivables -
Residential Mortgage Loans Held for Investment	5,106	4,643	—	—	5,106	4,643
Residential Mortgage Loans Held for Sale	347	303	—	—	347	303
Other Receivables	727	657	517	459	210	198
Inventories -
Homebuilding	3,702	3,413	3,702	3,413	—	—
Land Held Under Option Agreements not Owned	50	—	50	—	—	—
Construction Products and Other	71	74	61	65	10	9
Investments (primarily in CDC)	415	383	870	788	—	—
Property and Equipment, net	673	681	630	639	43	42
Goodwill	304	305	287	288	17	17
Deferred Charges and Other Assets	368	399	83	120	285	279
Assets from Discontinued Operations	11	110	11	110	—	—

	$12,099	$11,610	$6,347	$6,345	$6,207	$5,670

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,557	$1,659	$1,291	$1,395	$302	$290
Debt
Non-Financial Services	2,084	2,106	2,084	2,106	—	—
Financial Services	5,484	4,999	—	—	5,484	4,999
Liabilities from Discontinued Operations	1	19	1	19	—	—
Minority Interests	224	170	222	168	2	2
Stockholders’ Equity	2,749	2,657	2,749	2,657	419	379

	$12,099	$11,610	$6,347	$6,345	$6,207	$5,670

*June 30, 2003 balances are unaudited.

**In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets.

***We believe that separate disclosure of the consolidating information is useful because the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3

Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)

	Centex Corporation and Subsidiaries		Centex Corporation**		Financial Services

	For the Three Months Ended June 30,		For the Three Months Ended June 30,		For the Three Months Ended June 30,

	2003 *	2002	2003 *	2002	2003 *	2002

Cash Flows — Operating Activities
Net Earnings	$143	$88	$143	$88	$41	$23
Adjustments -
Depreciation and Amortization	30	24	25	20	5	4
Other Noncash Adjustments	10	8	(47)	(22)	14	7
Decrease (Increase) in Loans Held for Sale	(44)	35	—	—	(44)	35
Increase in Inventories	(292)	(353)	(290)	(344)	(2)	(9)
Other Operating Activities	(199)	(115)	(169)	(100)	(20)	(147)

	(352)	(313)	(338)	(358)	(6)	(87)

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(479)	(242)	—	—	(479)	(242)
Other Investing Activities	(26)	(43)	(30)	86	(4)	3

	(505)	(285)	(30)	86	(483)	(239)

Cash Flows — Financing Activities
Increase (Decrease) in Short-Term Debt, net	77	624	(25)	126	102	498
Issuance (Repayment) of Long-Term Debt, net	386	(187)	3	(8)	383	(179)
Other Financing Activities	35	(6)	35	(6)	—	—

	498	431	13	112	485	319

Net Decrease in Cash and Cash Equivalents	(359)	(167)	(355)	(160)	(4)	(7)
Cash and Cash Equivalents at Beginning of Period	470	219	455	192	15	27

Cash and Cash Equivalents at End of Period	$111	$52	$100	$32	$11	$20

*June 30, 2003 balances are unaudited.

**In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows.

***We believe that separate disclosure of the consolidating information is useful because the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data
(unaudited)

(dollars in millions, except per unit data)

	Quarter Ended June 30,

	2003		2002

HOME BUILDING MARGINS
Revenues — Housing	$1,477.4	100.0%	$1,068.1	100.0%
Cost of Sales — Housing	(1,102.6)	(74.6%)	(798.5)	(74.8%)

Gross Margin — Housing	374.8	25.4%	269.6	25.2%

Revenues — Land Sales & Other	27.1		37.4
Cost of Sales — Land Sales & Other	(24.8)		(25.1)

Gross Margin — Land Sales & Other	2.3		12.3

Total Gross Margin	377.1	25.1%	281.9	25.5%
Selling, General & Administrative, net	(221.7)	(14.7%)	(181.8)	(16.4%)
Other Income	1.2	—%	0.2	—%

Operating Earnings	$156.6	10.4%	$100.3	9.1%

Units Closed	6,349		4,995
Average Unit Sales Price	$232,699		$213,825
% Change	8.8%		1.5%
Operating Earnings per Unit	$24,667		$20,073
% Change	22.9%		8.8%
Average Neighborhoods	558		482
% Change	15.8%		0.8%

Beginning with the June 30, 2003 quarter, Centex has reclassified interest cost relieved from inventory as cost of sales and reclassified certain costs between cost of sales and SG&A. Prior year items have been reclassified to conform to the current period classifications (See Attachment 9).

LOT POSITION AS OF JUNE 30,

	2003	2002

Lot Owned and Controlled:
Lots Owned	64,554	52,451	23.1%
Lots Controlled	71,954	55,332	30.0%

Total	136,508	107,783	26.7%

Attachment 5

Centex Corporation and Subsidiaries
Housing Activity by Geographic Area

	Closings

	Quarter Ended June 30,

	2003	2002	Change

Mid-Atlantic	1,114	945	18%
Southeast	1,126	914	23%
Midwest	1,224	872	40%
Southwest	1,731	1,499	15%
West Coast	1,154	765	51%

	6,349	4,995	27%

	Sales (Orders) Backlog

	6/30/03	6/30/02	Change

Mid-Atlantic	2,482	1,800	38%
Southeast	3,269	2,708	21%
Midwest	3,321	2,287	45%
Southwest	2,792	2,848	(2%)
West Coast	2,247	1,507	49%

	14,111	11,150	27%

	Sales (Orders)

	Quarter Ended June 30,

	2003	2002	Change

Mid-Atlantic	1,448	1,242	17%
Southeast	1,682	1,307	29%
Midwest	1,625	1,066	52%
Southwest	2,265	1,986	14%
West Coast	1,390	1,170	19%

	8,410	6,771	24%

Attachment 6

Centex Corporation and Subsidiaries
Housing Activity Values by Geographic Area

	Housing Revenues - Closings
	(dollars in millions)
	Quarter Ended June 30,

	2003	2002	Change

Mid-Atlantic	$294.7	$239.0	23%
Southeast	243.1	191.8	27%
Midwest	255.8	168.0	52%
Southwest	259.5	227.2	14%
West Coast	424.3	242.1	75%

	$1,477.4	$1,068.1	38%

	Sales (Orders) Backlog Value
	(dollars in millions)
	6/30/03	6/30/02	Change

Mid-Atlantic	$709.4	$530.8	34%
Southeast	811.9	559.8	45%
Midwest	658.7	423.2	56%
Southwest	438.4	442.5	(1%)
West Coast	852.8	503.5	69%

	$3,471.2	$2,459.8	41%

Attachment 7

Centex Corporation and Subsidiaries
Supplemental Financial Services Data

CTX Mortgage Company

	Quarter Ended June 30,

	2003	2002	Change

Originations
Builder	4,435	3,378	31%
Retail	22,792	12,406	84%

Total	27,227	15,784	72%

Applications
Builder	6,064	4,523	34%
Retail	25,255	11,396	122%

Total	31,319	15,919	97%

Loan Volume (in billions)	$4.55	$2.48	84%

Average Loan Size	$167,300	$157,200	6%

Operating Profit per Loan	$1,769	$943	88%

CHEC (B & C)

	Quarter Ended June 30,

	2003	2002	Change

Originations	8,995	6,359	41%

Applications	80,637	50,044	61%

Loan Volume (in billions)	$0.88	$0.50	76%

Average Loan Size	$97,600	$78,300	25%

Earnings As a % of Average “Owned” Portfolio	1.16%	1.27%

Servicing Portfolio as of June 30:	2003	2002	Change

Number of Loans:
Portfolio Accounting Method	65,456	48,674
Other	12,670	16,433

Total	78,126	65,107	20%

Servicing Portfolio ($ in billions):
Portfolio Accounting Method	$5.11	$3.49
Other	0.75	1.00

Total	$5.86	$4.49	31%

Attachment 8

Centex Corporation and Subsidiaries

Supplemental Construction Products Data
(volumes in thousands, except Gypsum Wallboard)

	Quarter Ended June 30,

	2003	2002	Change

Cement
Sales Volumes (Tons)	666	645	3%
Average Net Sales Price	$66.56	$67.88	(2%)
Gypsum Wallboard
Sales Volumes (MMSF)	586	454	29%
Average Net Sales Price	$82.72	$92.53	(11%)
Paperboard
Sales Volumes (Tons)	67	56	20%
Average Net Sales Price	$410.15	$379.68	8%
Concrete
Sales Volumes (Cubic Yards)	209	175	19%
Average Net Sales Price	$52.97	$54.88	(3%)
Aggregates
Sales Volumes (Tons)	1,059	1,244	(15%)
Average Net Sales Price	$5.23	$4.19	25%

Supplemental Construction Services Data
(dollars in millions)

	Quarter Ended June 30,

	2003	2002	Change

New Contracts	$261	$272	(4%)

Backlog at June 30,	$1,405	$2,092	(33%)

Attachment 9

Centex Corporation And Subsidiaries
Home Building
Reclassification Support
For the Fiscal Year Ended March 31, 2003

(dollars in millions)

	For the Quarter Ended June 30, 2002

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$1,105.7	100.0%	$—	$—	$(0.2)	$1,105.5	100.0%
Cost of Sales	(812.1)	(73.5%)	(8.3)	(3.2)	—	(823.6)	(74.5%)
Selling, General & Administrative	(185.0)	(16.7%)	—	3.2	—	(181.8)	(16.4%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	0.2	0.2	—%

Operating Earnings	$108.6	9.8%	$(8.3)	$—	$—	$100.3	9.1%

	For the Quarter Ended September 30, 2002

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$1,281.5	100.0%	$—	$—	$0.8	$1,282.3	100.0%
Cost of Sales	(947.5)	(73.9%)	(10.5)	(2.8)	—	(960.8)	(74.9%)
Selling, General & Administrative	(196.9)	(15.4%)	—	2.8	—	(194.1)	(15.1%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	(0.8)	(0.8)	(0.1%)

Operating Earnings	$137.1	10.7%	$(10.5)	$—	$—	$126.6	9.9%

	For the Quarter Ended December 31, 2002

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$1,468.5	100.0%	$—	$—	$(11.7)	$1,456.8	100.0%
Cost of Sales	(1,083.9)	(73.8%)	(12.6)	(3.3)	—	(1,099.8)	(75.5%)
Selling, General & Administrative	(213.0)	(14.5%)	—	3.3	—	(209.7)	(14.4%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	11.7	11.7	0.8%

Operating Earnings	$171.6	11.7%	$(12.6)	$—	$—	$159.0	10.9%

	For the Quarter Ended March 31, 2003

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$2,078.8	100.0%	$—	$—	$(0.7)	$2,078.1	100.0%
Cost of Sales	(1,545.0)	(74.3%)	(18.1)	(6.7)	—	(1,569.8)	(75.5%)
Selling, General & Administrative	(270.3)	(13.0%)	—	6.7	—	(263.6)	(12.7%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	0.7	0.7	—%

Operating Earnings	$263.5	12.7%	$(18.1)	$—	$—	$245.4	11.8%

	For the Fiscal Year Ended March 31, 2003

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$5,934.5	100.0%	$—	$—	$(11.8)	$5,922.7	100.0%
Cost of Sales	(4,388.5)	(73.9%)	(49.5)	(16.0)	—	(4,454.0)	(75.2%)
Selling, General & Administrative	(865.2)	(14.6%)	—	16.0	—	(849.2)	(14.3%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	11.8	11.8	0.2%

Operating Earnings	$680.8	11.5%	$(49.5)	$—	$—	$631.3	10.7%

Attachment 9

Centex Corporation And Subsidiaries
Home Building
Reclassification Support

For the Fiscal Year Ended March 31, 2002
(dollars in millions)

	For the Quarter Ended June 30, 2001

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$1,039.2	100.0%	$—	$—	$—	$1,039.2	100.0%
Cost of Sales	(772.3)	(74.4%)	(8.6)	(2.5)	—	(783.4)	(75.4%)
Selling, General & Administrative	(168.8)	(16.2%)	—	2.5	—	(166.3)	(16.0%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	—	—	—%

Operating Earnings	$98.1	9.4%	$(8.6)	$—	$—	$89.5	8.6%

	For the Quarter Ended September 30, 2001

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$1,170.6	100.0%	$—	$—	$—	$1,170.6	100.0%
Cost of Sales	(868.7)	(74.2%)	(9.1)	(3.2)	—	(881.0)	(75.3%)
Selling, General & Administrative	(178.9)	(15.3%)	—	3.2	—	(175.7)	(15.0%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	—	—	—%

Operating Earnings	$123.0	10.5%	$(9.1)	$—	$—	$113.9	9.7%

	For the Quarter Ended December 31, 2001

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$1,210.8	100.0%	$—	$—	$(13.5)	$1,197.3	100.0%
Cost of Sales	(898.3)	(74.2%)	(10.2)	(3.6)	—	(912.1)	(76.2%)
Selling, General & Administrative	(178.0)	(14.7%)	—	3.6	—	(174.4)	(14.6%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	13.5	13.5	1.1%

Operating Earnings	$134.5	11.1%	$(10.2)	$—	$—	$124.3	10.3%

	For the Quarter Ended March 31, 2002

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$1,564.2	100.0%	$—	$—	$0.4	$1,564.6	100.0%
Cost of Sales	(1,174.2)	(75.1%)	(12.9)	(5.1)	—	(1,192.2)	(76.2%)
Selling, General & Administrative	(218.1)	(13.9%)	—	5.1	—	(213.0)	(13.6%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	(0.4)	(0.4)	—%

Operating Earnings	$171.9	11.0%	$(12.9)	$—	$—	$159.0	10.2%

	For the Fiscal Year Ended March 31, 2002

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$4,984.8	100.0%	$—	$—	$(13.1)	$4,971.7	100.0%
Cost of Sales	(3,713.5)	(74.5%)	(40.8)	(14.4)	—	(3,768.7)	(75.8%)
Selling, General & Administrative	(743.8)	(14.9%)	—	14.4	—	(729.4)	(14.7%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	13.1	13.1	0.3%

Operating Earnings	$527.5	10.6%	$(40.8)	$—	$—	$486.7	9.8%

Attachment 9

Centex Corporation And Subsidiaries
Home Building
Reclassification Support
For the Fiscal Years Ended March 31,

(dollars in millions)

	For the Fiscal Year Ended March 31, 2001

			Capitalized	Financing	Earnings from
	Reported		Interest Relief	Incentives	Unconsol Subs/JVs	Reclassified

Revenues	$4,356.2	100.0%	$—	$—	$—	$4,356.2	100.0%
Cost of Sales	(3,304.9)	(75.9%)	(35.1)	(10.9)	—	(3,350.9)	(76.9%)
Selling, General & Administrative	(625.9)	(14.3%)	—	10.9	—	(615.0)	(14.1%)
Earnings from Unconsol Subs/JVs	—	—%	—	—	—	—	—%

Operating Earnings	$425.4	9.8%	$(35.1)	$—	$—	$390.3	9.0%